                                                                    EXHIBIT 10.7

                AVIATION PERSONNEL USE AND COST SHARING AGREEMENT


         Agreement, dated September 19, 2002, by and among CONAGRA FOODS, INC., a Delaware corporation ("ConAgra"), MONFORT INTERNATIONAL SALES CORPORATION, a Colorado corporation ("Monfort"), and each of the other companies listed on the signature pages hereto (the "Companies").

RECITALS:

         This Agreement is made with reference to the following facts and circumstances:

         (a) Swift Beef Company ("Swift") is the assignee from ConAgra of the tenant's interest in land in Greeley, Weld County, Colorado leased from Greeley-Weld County Airport Authority ("Authority") pursuant to a Greeley-Weld County Airport Ground Lease Agreement for Land Space # 19 & 65 dated August 2, 2000, as amended by an Amendment No. 1 dated October 27, 2000 and an Amendment No. 2 dated December 4, 2001 (the "Ground Lease"), as more particularly described therein (the "Land").

         (b) Swift is the transferee from ConAgra of the buildings, fixtures and other improvements affixed to the Land (the "Hangar"). The Land and the Hangar are collectively referred to as the "Premises".

         (c) ConAgra and Monfort each own an aircraft that is based at the Hangar, described as:

                  ConAgra Learjet: Learjet 35A S/N 459 N829CA ("ConAgra Plane") Monfort Learjet: Learjet 35A S/N 590 N827CA ("Monfort Plane") collectively the "Planes".

         (d) ConAgra currently employs two (2) aircraft maintenance employees (the "Mechanics"), five (5) pilots (the "Pilots"), and one (1) scheduler (the "Scheduler") identified on Exhibit 1, who maintained, piloted and scheduled, respectively, the Planes before the Monfort Plane was conveyed by ConAgra to Monfort. The Mechanics, Pilots and Scheduler are sometimes collectively referred to as the "Personnel".

         (e) Monfort may lease or otherwise permit the use of the Monfort Plane by one or more of the Companies to transport property, employees, officers, directors, agents, guests and/or invitees of such Companies and their respective affiliates.

         (f) The parties desire to set forth herein certain agreements with respect to the joint use of the Personnel by ConAgra and Monfort.

AGREEMENT:

         In consideration of the foregoing recitals which are incorporated with and are made a part of this Agreement, and in further consideration of the mutual covenants and agreements hereinafter contained, the parties agree, subject to the terms and conditions hereinafter set forth, as follows:

         1. Personnel's Services and Cost Sharing. ConAgra will initially supply the Personnel identified on Exhibit 1. As the employer, ConAgra will, with respect to the Personnel: (i) maintain all necessary personnel and payroll records; (ii) compute wages and withhold applicable federal, state and local taxes and federal Social Security payments; (iii) remit employee withholdings to the proper governmental authorities and make employer contributions for federal FICA and federal and state unemployment insurance payments; and (iv) pay net wages and salaries and provide fringe benefits directly to the Personnel. This arrangement shall in no way affect the right of ConAgra, in its sole discretion as employer, to assign, reassign and/or terminate any of such Personnel; provided, however, that any assignment or reassignment of any of such Personnel shall require the prior consent of Monfort (not to be unreasonably withheld).

         The salaries and wages to be paid and the fringe benefits to be provided to the Personnel initially shall be those currently provided by ConAgra to the Personnel. ConAgra may change the compensation and benefits of the Personnel at any time without the consent of Monfort and the Companies.

         Monfort and each of the Companies acknowledge that the Personnel shall remain employees-at-will of ConAgra. ConAgra shall have no responsibility for providing any Personnel other than those set forth on Exhibit 1 hereto, and in the event either or both of such Personnel's employment is terminated, ConAgra shall have no obligation to replace such Personnel. ConAgra does not guarantee any of the Personnel continued employment.

         Monfort shall reimburse ConAgra upon invoice from ConAgra, one-half (1/2) of all compensation and benefits of the Personnel and one-half (1/2) of all other costs and expenses of ConAgra relating to such Personnel for so long as the Personnel continue to maintain the Planes as provided herein.

         2. Coordinating and Scheduling of Personnel. ConAgra will coordinate and schedule the Personnel so that Monfort and ConAgra both have reasonable access to the Personnel, and shall use reasonable efforts to accommodate Monfort's needs and to avoid conflicts in use of the Personnel. Notwithstanding the foregoing, (a) ConAgra shall have final authority over the coordination and scheduling of the Personnel and (b) ConAgra shall have priority with respect to the use of the Mechanics and two (2) of the Pilots; and Monfort shall have priority with respect to the use of two (2) of the Pilots. The parties may, from time to time, adopt operational guidelines to assist them in the administration, management, and coordination of their respective aircraft maintenance requirements and activities. Any such operational guidelines shall be effective upon signing by the parties hereto.

         3. Control of Personnel. During the periods of time that each of the Personnel is performing services on or in connection with the Monfort Plane, such Personnel performing such services shall be considered under the direction and control of Monfort, and during such periods of time the Personnel are performing services on the Monfort Plane shall not be under ConAgra's direction and control, and ConAgra shall not be responsible in any manner for the actions or omissions of such Personnel. In no event shall ConAgra be responsible for the satisfactory performance and/or quality of the services provided by the Personnel with respect to the Monfort Plane. The parties acknowledge, understand and agree that during the periods of time the Personnel are performing services on or in connection with the Monfort Plane, Monfort shall have sole responsibility for the actions and omissions of such Personnel.

         4. Operational Control of Planes. Notwithstanding that the Pilots are provided by ConAgra, while operating the Monfort Plane for Monfort, the Pilots and other members, if any, of the flight crew shall be deemed solely under the direction and control of Monfort, and Monfort shall be considered responsible for the operational control of the Monfort Plane. As such, ConAgra and Monfort each acknowledges and agrees that such party (as owner and operator of such party's Plane, herein referred to as the "Owner") is solely responsible for the operational control of such Owner's Plane under Part 91 of the FARS, and such Owner is solely responsible for the possession, command and control of such Owner's Plane in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

         5. Responsibility for Maintenance of Planes. Subject to sharing the costs of the Personnel as specified in Section 2 above, Monfort and ConAgra each shall be solely responsible for the maintenance, preventive maintenance and required or otherwise necessary inspections on such party's Plane. Monfort and ConAgra each shall be responsible for assuring that all operations, maintenance and recordkeeping of such party's Plane comply with applicable local, state and such party's federal regulations, including Part 91 of the FARs. In accordance therewith, Monfort and ConAgra each shall be responsible for the purchase of all parts, supplies, and components required for or in connection with maintenance of its Plane, and shall make arrangements directly with the Mechanics and suppliers for authorizations and coordination of the purchase of parts and components to be used by the Mechanics for maintenance of such party's Plane, and payments by such party for same or charges by the Mechanics to such party's account while the Mechanics are performing such services. In addition, Monfort and ConAgra each shall obtain and maintain its own public liability and property damage insurance in the amounts and upon such terms and conditions specified in the Hangar License Agreement between ConAgra and Swift Beef Company, dated September 19, 2002. In addition to such insurance, Monfort and ConAgra each shall also obtain and maintain the following aviation insurance at its own expense:

         (a) Aircraft Liability and Property Damage Insurance. Public liability insurance, including bodily injury and property damage (including, without limitation, passenger legal liability) in an amount not less than $50,000,000 for each single occurrence and workmen's compensation insurance all-states coverage for its personnel. In addition, ConAgra agrees to name Monfort as an alternate employer under ConAgra's workers compensation insurance covering the Personnel.

         (b) Insurance Against Loss or Damage to the Aircraft. All-risk ground and flight aircraft hull insurance covering such party's Plane in the full replacement value of such plane, including foreign object damage, fire and explosion coverage, and lightning and electrical damage, and, to the extent such insurance is available at reasonable cost, war risk, hijacking (air piracy), governmental confiscation and expropriation insurance.

         (c) Release and Waiver of Subrogation. The parties hereby release each other and their respective officers, employees, and agents from all claims for damage to the Planes, notwithstanding that any such loss or damage may be due to or result from the negligence, gross negligence or willful misconduct of any of the Personnel.

         (d) Terms Applicable to All Insurance Policies. All insurance policies maintained by Monfort (i) shall be issued by financially sound insurance companies duly authorized to conduct business in the State of Colorado, (ii) shall require the insurance companies to give the parties thirty (30) days prior written notice in the event of cancellation or material alteration of coverage, (iii) shall name ConAgra as additional insured with respect to all liability insurance of the type required under Section 5(a) above, and (iv) shall provide that in respect of the interest of ConAgra in such policies the insurance shall not be invalidated by any action or inaction of Monfort or the Companies. Each insurance policy maintained by Monfort and its respective coverage amounts, (i) shall be primary without right of contribution from any other insurance which is carried by ConAgra and (ii) shall expressly provide that all of the provisions thereof, except the limits of liability shall operate in the same manner as if there were a separate policy covering each insured. The parties acknowledge that Monfort's aircraft liability coverage will be primary with respect to the Monfort Plane (or any aircraft leased by Monfort if Monfort is leasing such plane), notwithstanding that the pilot in command may be employed by ConAgra.

                  Upon execution hereof, and upon request of a party thereafter, each party shall furnish the other party a certificate of insurance evidencing the coverages required hereunder and acknowledging and approving this Agreement.

         6. Non-liability. ConAgra shall not be liable for, and Monfort waives, releases and covenants not to sue ConAgra for, any claim, liability, damage, cost, fine, penalty or expense in any way relating to the maintenance, repair or operation of the Monfort Plane, notwithstanding that such activities are performed by the Personnel. Monfort shall not be liable for, and ConAgra waives, releases and covenants not to sue Monfort for, any claim, liability, damage, cost, fine, penalty or expense in any way relating to the maintenance, repair or operation of the ConAgra Plane.

         In addition, the parties hereby release each other and their respective officers, employees, and agents from all claims for damage to each of their Planes, other than claims that may be due to or result from the gross negligence or willful misconduct of any of the parties or their respective officers, agents, or employees (other than the Personnel, the release with respect to which is addressed in Section 5(c) above).

         7. Indemnification. During the course of, and upon and after termination of this Agreement for any reason, Monfort and the Companies hereby, jointly and severally, agree to indemnify, defend and hold ConAgra harmless from and against any and all loss, damage, liability, cost and expense whatsoever, (including, but not limited to court costs and attorney's fees) (collectively "Costs"), incident to any claim, action, or proceedings (each a "Claim") against

ConAgra which arise out of or relate to (a) the performance of services by the Personnel to, for or in connection with the Monfort Plane, or (b) the acts, omissions, negligence or willful misconduct of the Personnel, Monfort, or Monfort's employees, agents and contractors, in connection with the possession, handling, use, maintenance, repair or operation of the Monfort Plane. During the course of, and upon and after termination of this Agreement for any reason, ConAgra agrees to indemnify, defend and hold Monfort and the Companies harmless from and against any and all Costs incident to any Claim against Monfort and any of the Companies which arise out of or relate to (a) the performance of services by the Personnel to, for or in connection with the ConAgra Plane, or (b) the acts, omissions, negligence or willful misconduct of the Personnel, ConAgra or ConAgra's employees, agents and contractors in connection with the possession, handling, use, maintenance, repair or operation of the ConAgra Plane.

         8. Term and Termination. The term of this Agreement shall be two (2) years, commencing on September 19, 2002 (the "Commencement Date and ending on September 18, 2004 (the "Termination Date"). This Agreement may be terminated before the Termination Date under the following circumstances:

         (a) By mutual agreement of ConAgra and Monfort which shall be binding on all the parties.

         (b) At the option of ConAgra or Monfort on ninety (90) days prior written notice to the other parties.

         (c) At the option of either ConAgra or Monfort, upon ten (10) days prior written notice to the other parties, in the event either of the Mechanics employment with ConAgra is terminated, or two
                  (2) or more of the Pilots employment with ConAgra is terminated.

         (d) If one of the parties breaches the terms of this Agreement, any other party may give the breaching party a notice in writing which specifically sets out the nature and extent of the breach, and the steps that must be taken to cure the breach.

                  After receiving such a written notice, the breaching party will then have ten (10) days to cure the breach. If the breaching party does not do so, any non-breaching party will have the right to terminate this Agreement.

         (e) In the event that a party to this Agreement incurs costs, expenses, and attorneys' fees in connection with protecting its rights or enforcing its remedies following a breach of this Agreement by the other party (as finally determined in accordance with one of the methods listed below), the breaching party must reimburse the non-breaching party for all such costs, expenses, and attorneys' fees, regardless of whether or not the protection of rights or the enforcement of remedies involved judicial proceedings, arbitration proceedings, or other formal dispute resolution proceedings. The breaching party must reimburse the non-breaching party for these costs, expenses, and attorneys' fees within ten (10) days of receiving a reasonably detailed reimbursement claim from the non-breaching party.

         (f) Expiration or termination of this Agreement shall not affect any rights or obligations of any party which have accrued up to the date of termination or expiration, or which otherwise survive termination in accordance with their respective terms.

         9. Survival of Claims. Any claims that the parties have against each other that arise out of actions or omissions that take place while this Agreement is in effect will survive the termination of this Agreement for three
(3) years after termination of this Agreement. In addition, the provisions of Sections 5, 6, 7, 8 and 9 hereof shall survive termination of this Agreement.

         10. Authority. The parties to this Agreement represent and warrant to each other that they have taken all corporate action necessary to authorize them to enter into and be bound by this Agreement. The parties further represent and warrant to each other that the officer signing this Agreement on behalf of each party has the necessary authority to do so, and has the authority to bind the party on whose behalf he is signing to perform its duties and obligations under this Agreement.

         11. Notices. All written notices sent under this Agreement will be sent by certified mail, return receipt requested, or by facsimile. All such notices will be effective upon receipt.

         Notices to ConAgra will be addressed as follows:

                           ConAgra Flight Operations
                           3619 Doolittle Plaza
                           Eppley Airfield
                           Omaha, Nebraska  68110
                           Attention:  James W. Hollenbeck
                           Facsimile No.:  (402) 595-4050

         With a copy to:

                           ConAgra Foods, Inc.
                           One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                           Attention: Senior Vice President - Controller Facsimile No. (402) 595-4611

         Notices to Monfort will be addressed as follows:

                           Monfort International Sales Corporation
                           1770 Promontory Circle
                           Greeley, CO  80634
                           Attention: President
                           Facsimile No. (970) 506-8323

         With a copy to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Attention:  Michael D. Wortley
                           Facsimile No.  (214) 220-7716

         Notices to the Companies will be addressed as follows:

                           c/o Swift & Company
                           1770 Promontory Circle
                           Greeley, CO  80634
                           Attention: President
                           Facsimile No. (970) 506-8323

         12. Governing Law. This Agreement will be interpreted and enforced in accordance with the laws of the State of Colorado.

         13. Assignment. This Agreement may be assigned by either party with prior written notice to the other party.

         14. Entire Agreement. This Agreement and the other documents referenced in it set out the entire agreement between the parties regarding the matters described in this Agreement. The parties agree that there are no other oral or written understandings or agreements between them regarding these matters, and that this Agreement and the other documents referenced in it supersede any previous oral or written understandings or agreements.

         15. Interpretation. This Agreement and any other documents related to it will be interpreted in a fair and neutral manner, without favoring one party over the other. No provision of this Agreement or any other document related to it will be interpreted for or against any party because the provision was drafted by that party or its legal representatives.

         16. Amendment, Modification, or Waiver. No amendment, modification, or waiver of any provision of this Agreement or any other document related to it will be effective unless it is made in writing, unless it is signed by the parties to be bound by it, and unless it clearly specifies the nature and extent of the amendment, modification, or waiver.

         17. Severability. If any provision of this Agreement is held to be invalid or unenforceable under any applicable law, that holding will not affect the validity or enforceability of the rest of the Agreement. Also, any provision of this Agreement which is held to be invalid or unenforceable will not be completely invalidated, but will instead be considered amended to the extent necessary to remove the cause of the invalidity or the unenforceability.

         18. Relationship of Parties. The relationship of the parties hereunder shall be that of independent contractors, and nothing shall be construed to alter this relationship. Nothing herein shall be construed to create a relationship of partner, agency, joint venture or employer/employee between the parties.

         19. No Waiver. If either party to this Agreement fails to insist upon strict performance of any obligation under this Agreement or any other document related to it, that failure will not result in a waiver of that party's right to demand strict performance in the future. This will be the case no matter how long the failure to insist upon strict performance continues.

         20. Force Majeure. ConAgra and Monfort shall be excused from their individual obligations under this Agreement to the extent that any delay or failure in the performance of such obligations results from any cause beyond its reasonable control (and without the fault of ConAgra or Monfort), including, without limitation, performance by third parties, power failures, computer equipment or system failures, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorism, riots, insurrections, fires, explosions, earthquakes, floods, severe weather conditions or labor problems.

         21. Successors and Assigns. This Agreement will be binding upon and will continue in effect for the benefit of the parties hereto, as well as their successors and permitted assigns.

         22. Headings and Captions. The headings and captions of the sections and subsections of this Agreement are for convenience of reference only. Those headings and captions are not part of this Agreement, and will not be used in interpreting the Agreement.

         23. Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any United States federal or Colorado state court sitting Colorado in any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.


                            [Signatures on next page]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the date set forth above.

CONAGRA FOODS, INC.,                        MONFORT INTERNATIONAL SALES
a Delaware corporation                      CORPORATION, a Colorado corporation

By: /s/ PATRICK J. KOLEY                    By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Patrick J. Koley                Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Authorized Representative            Title: Vice President
      -----------------------------               -----------------------------


SWIFT & COMPANY,                            SWIFT BEEF COMPANY,
a Delaware corporation                      a Delaware corporation

By: /s/ DANNY C. HERRON                     By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Danny C. Herron                 Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Vice President                       Title: Vice President
      -----------------------------               -----------------------------


SWIFT MEATS HOLDING                         SWIFT CATTLE HOLDCO, INC.,
COMPANY, a Delaware corporation             a Delaware corporation

By: /s/ DANNY C. HERRON                     By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Danny C. Herron                 Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Vice President                       Title: Vice President
      -----------------------------               -----------------------------



S&C HOLDCO 3, INC.,                         SWIFT PORK COMPANY,
a Delaware corporation                      a Delaware corporation


By: /s/ DANNY C. HERRON                     By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Danny C. Herron                 Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Vice President                       Title: Vice President
      -----------------------------               -----------------------------


KABUSHIKI KAISHA SAC                        AUSTRALIA MEAT HOLDINGS PTY.
JAPAN, a Japanese stock corporation         LIMITED, an Australian corporation

By: /s/ PATRICK J. KOLEY                    By: PATRICK J. KOLEY
   --------------------------------            --------------------------------
Print Name: Patrick J. Koley                Print Name:  Patrick J. Koley
           ------------------------                    ------------------------
Title: Attorney-in-Fact                     Title: Attorney-in-Fact
      -----------------------------               -----------------------------

BURCHER PTY. LIMITED,                       SWIFT REFRIGERATED FOODS, S.A
an Australian corporation                   DE C.V.

By: /s/ PATRICK J. KOLEY                    By: PATRICK J. KOLEY
   --------------------------------            --------------------------------
Print Name: Patrick J. Koley                Print Name:  Patrick J. Koley
           ------------------------                    ------------------------
Title: Attorney-in-Fact                     Title: Attorney-in-Fact
      -----------------------------               -----------------------------


MILLER BROS. CO.,                           MONFORT FOOD DISTRIBUTION
INC., a Utah corporation                    COMPANY, a Colorado corporation

By: /s/ DANNY C. HERRON                     By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Danny C. Herron                 Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Vice President                       Title: Vice President
      -----------------------------               -----------------------------


MONFORT FINANCE COMPANY,                    MONFORT, INC.,
INC., a Colorado corporation                a Delaware corporation

By: /s/ DANNY C. HERRON                     By: /s/ DANNY C. HERRON
   --------------------------------            --------------------------------
Print Name: Danny C. Herron                 Print Name: Danny Herron
           ------------------------                    ------------------------
Title: Vice President                       Title: Vice President
      -----------------------------               -----------------------------

                                    EXHIBIT 1

                                    MECHANICS
                                    ---------

                   Name                                Position
                   ----                                --------
               Charlie Kolb                       Chief of Maintenance
               Bob George                         Line Service/Mechanic


                                     PILOTS
                                     ------

                   Name                                Position
                   ----                                --------
               Steve Nealy                            Chief Pilot
               Ron Weatherbie                            Pilot
               Joe Schember                              Pilot
               Dean Beresford                            Pilot
               Dean O'Brien                              Pilot


                                    SCHEDULER
                                    ---------

                   Name                                Position
                   ----                                --------
               Kelly Huston                        Aircraft Scheduler